                                                                   EXHIBIT 10.16



                                    NETCENTER
                            FULL SERVICE OFFICE LEASE

        THIS FULL SERVICE OFFICE LEASE (this "Lease") is made this 13th day of November, 2002, between NETCENTER PARTNERS, LLC, a Virginia limited liability company ("Landlord"), and PORTFOLIO RECOVERY ASSOCIATES, LLC, a Delaware limited liability company ("Tenant").

                               W I T N E S S E T H


        1. Definitions. The following definitions shall apply to the indicated terms, whenever used in this Lease. Additional defined terms may be found in the body of this Lease.

               (a) Landlord:        NETCENTER PARTNERS, LLC
                                    1225 19th Street, NW
                                    Suite 850
                                    Washington, DC 20036-2453

               (b) Tenant:          PORTFOLIO RECOVERY ASSOCIATES, LLC
                                    120 Corporate Boulevard
                                    Suite 100
                                    Norfolk, VA  23502

               (c) Agent:           Divaris Real Estate, Inc.
                                    One Columbus Center, Suite 700
                                    Virginia Beach, Virginia  23462

               (d) Leased Premises: Suite 285 deemed to be approximately
                                    23,,116.885 rentable square feet (rentable measurement includes a ten percent (10%) core factor), measured in accordance with the Building Owners and Managers Association International's Standard Method of measuring Floor Area in Office Buildings (ANSI.Z65.1), in a building commonly known as NETCENTER (the "Building"), located at 5200 W. Mercury Boulevard, Hampton, Virginia 23605, as more specifically set forth on Exhibit A - Floor Plan.

               (e) Permitted Use:   Office Space / Collection Call Center

               (f) Commencement     February 1, 2003, or ten (10) days after
                   Date:            receipt of written notice of substantial
                                    completion from Landlord to Tenant,
                                    whichever is later. Occupancy by Tenant is anticipated to be approximately sixty (60) days after issuance of a building permit by the City of Hampton. Landlord shall use its best reasonable efforts to deliver the Leased Premises as soon as reasonably possible.


               (g) Term:            Seven (7) years, four (4) months

               (h) Renewal          See Option Rider.  All renewal periods shall
                   Options:         be included in the definition of the Term.


Landlord's Initials:_________       Tenant's Initials:_________

               (i) Minimum
                   Rent:

---------------------------------------------------------------------------------------
                                                 ANNUAL          MONTHLY         PSF
 YEAR
---------------------------------------------------------------------------------------
   1      First two (2) months of Year 1            0                0             0
          Next eight (8) months of Year 1      $111,731.61      $13,996.45      $ 7.25
          Last two (2) months of Year 1        $ 55,865.81      $27,932.90      $14.50
   2                                           $346,984.44      $28,915.37      $15.01
   3                                           $359,005.22      $29,917.10      $15.53
   4                                           $371,719.51      $30,976.63      $16.08
   5                                           $384,664.97      $32,055.41      $16.64
   6                                           $398,072.76      $33,172.73      $17.22
   7                                           $411,942.89      $34,,328.57     $17.82
   8      First four (4) months of Year 8      $142,168.84      $35,542.21      $18.45
---------------------------------------------------------------------------------------


               (j) Rent
                   Payment
                   Address:         NetCenter Partners, LLC
                                    Post Office Box 6048
                                    Southeastern, PA 19398-6048

               (k) Operating
                   Expenses:        Lease is calculated on a Full Service basis
                                    with no operating expenses passed through to Tenant. Notwithstanding, Tenant shall reimburse Landlord monthly for any electrical usage that exceeds $0.11 per rentable square foot per month.

               (l) Security         $56,131.92 (see Section 8)
                   Deposit:

               (m) Notices:         To Landlord: NetCenter Partners, LLC
                                                 1225 19th Street, NW
                                                 Suite 850
                                                 Washington, DC  20036-2453
                                                 ATTN: R. Jeffery Arnold

                                    Copy to:     Divaris Real Estate, Inc.
                                                 One Columbus Center
                                                 Suite 700
                                                 Virginia Beach, Virginia
                                                 23462
                                                 ATTN: Jonathan Guion, SIOR

                                    To Tenant:   Portfolio Recovery Associates,
                                                 LLC
                                                 120 Corporate Boulevard
                                                 Suite 100
                                                 Norfolk, VA  23502



Landlord's Initials:_________       Tenant's Initials:_________

               (n) Attachments:     Option Rider
                                    Exhibit  A -  Floor Plan
                                    Exhibit A-1 - Right of First Refusal Space
                                      Floor Plan
                                    Exhibit  B -  Tenant Improvements
                                    Exhibit B-1 - Rules and Regulations for
                                      Contractors
                                    Exhibit  C - Rules and Regulations
                                    Exhibit D - Building Standard Work Letter
                                    Exhibit E - Non-disturbance and Attornment
                                      Agreement
                                    Exhibit F - Janitorial and Security
                                      Specifications
                                    Exhibit G - Watch Guard Specifications

        2. Description of Leased Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Leased Premises described in Section 1. The Leased Premises are delineated on the floor plan attached hereto and incorporated herein as Exhibit A. Exhibit A sets forth the general outline of the Leased Premises and shall not be deemed a warranty on the part of Landlord that the Leased Premises are or will be exactly as indicated on such diagram. Tenant's occupancy of the Leased Premises shall include the use in common with others entitled thereto of such parking areas, service roads, sidewalks, equipment facilities, service areas, hallways, doors, stairwells, and the like (the "Common Areas") as Landlord may, from time to time, make available to Tenant for use in common with others, subject, however, to the terms and conditions of this Lease and to all Rules and Regulations for the use thereof as may from time to time be prescribed by Landlord. Landlord may increase, reduce, or change the number, dimensions, and locations of roadways, walks, buildings, and parking areas as Landlord from time to time deems proper. However, any such reduction that may occur to the shared core area of the Building shall not diminish the shared core area of the Building to less than ten percent (10%) of the gross building square footage, without a pro rata reduction in the Minimum Rent, nor shall any such reduction diminish the parking spaces granted to Tenant, as set forth in Section 11 of this Lease.

        3. Use of Leased Premises. The Leased Premises shall be used solely for the Permitted Use indicated in Section 1, and for no other purpose. Notwithstanding, Tenant, or any of its approved subtenants and/or assignees, covenants that it will not, at any time during the Term, operate in the Leased Premises (either directly or indirectly) as a provider of telecommunications, cellular or long distance services that markets and services its customers through a call center environment.

        4. Length and Commencement of Term.

                (a) The term of this Lease shall commence on the Commencement Date, and continue for the Term indicated in Section 1 following the Commencement Date. Landlord and Tenant shall execute and deliver a written statement in recordable form prepared by Landlord specifying the Minimum Rent due at commencement and Lease expiration date, if same have not been fixed by this Lease.

                (b) If Landlord, due to delay in construction or for any other reason whatsoever, does not deliver possession of the Leased Premises to Tenant on or before February 1, 2003, this Lease shall not be void or voidable; however, if a building permit is issued by the City of Hampton by December 15, 2002, and delivery of possession of the Leased Premises is delayed beyond MARCH 30, 2003 due to delay in construction or for any reason other than a delay caused by Tenant, Tenant may, at its option, void the lease in the manner prescribed hereafter, after giving written notice to Landlord indicate its intent to void this Lease. For each day after December 15, 2002 that the building permit has not been issued, the cancellation date shall be extended day for day. Upon receipt of Tenant's written notice of intent to terminate, Landlord shall have an additional thirty (30) days to deliver possession of the Leased Premises, after which period the Lease shall automatically become void if the Leased Premises are not delivered to Tenant. In such an event, cancellation of the Lease by Tenant in this manner shall not be considered an event of default and Tenant will not be liable for any payment of any amounts whatsoever and shall be due an immediate refund of any security deposits paid.

        5. Rent. Tenant shall pay, as rent for the Leased Premises, the Minimum Rent indicated in Section 1, paid in advance in monthly installments. If the Commencement Date is not the first day of the month, rent for that month shall be


Landlord's Initials:_________         Tenant's Initials:_________
prorated. If any rent or other sum is not received by Landlord by the fifth day of the month, Tenant shall pay a late charge of One Thousand Dollars ($1,000.00). Such penalty, however, shall not be imposed for the first late payment received by Landlord. If any payment under this Lease is made by check and such check is returned by the pay or for any reason, Tenant shall pay a returned check charge of One Hundred Dollars ($100.00). In addition, any rent or other sum not received by Landlord when due shall bear interest from the due date to the payment date at the prime rate published from time to time by the Wall Street Journal, plus three percent (3%), but in no event shall it be less than twelve percent (12%) per annum. If such rate exceeds the maximum rate permitted by law with respect to Tenant, Tenant shall pay interest at the highest lawful rate applicable to Tenant.

        6. Payments. All rental and other payments shall be made to Landlord at the Rent Payment Address, as indicated in Section 1, until Landlord otherwise directs in writing. All charges, fees, and other amounts due, other than Minimum Rent, shall be deemed Additional Rent. Unless otherwise provided in this Lease or in writing, all payments of Minimum Rent and Additional Rent shall be payable monthly in advance on or before the first day of each month during the Term, without prior demand and without offset, reduction, defense, or counterclaim. All payments shall be made prior to the close of business (Eastern Standard
Time) on the date specified for such payment and in immediately available United States funds.

        7. Operating Costs and Services.

                (a) Landlord covenants that it shall pay, when due, all real estate taxes and assessments, building insurance and all operating expenses, including payment for ordinary janitorial service to the Leased Premises (collectively, the "Expenses") for the Building and Common Areas.

                (b) Regarding the Common Areas associated with the Building, Landlord shall, during normal operating business hours, furnish adequate lighting, lavatory supplies, hot and cold water for lavatory and drinking purposes, janitorial and cleaning, heating and air-conditioning in the interior areas during the appropriate seasons of the year, as well as snow, ice and trash removal, parking lot sweeping, landscape maintenance, and nighttime lighting throughout the exterior areas of the Building property. Any security measures that Landlord may provide are for the protection of the Building only and shall not be relied upon by Tenant to protect Tenant or its employees, or Tenant's or its employee's property. Landlord shall continue to provide watch guard service in and around the Building at the same level of coverage as provided as of the execution of this Lease, as set forth in Exhibit G - Watch Guard Services. The normal operating business hours for the Building are defined as 8:00 AM to 6:00 PM, Monday through Friday, and 8:00 AM to 1:00 PM on Saturdays, exclusive of federally recognized holidays. Notwithstanding, Tenant and its employees shall have access to the Building and to the Leased Premises 24 hours per day, 365 days per year.

                (c) Regarding the Leased Premises, Landlord shall furnish (i) electricity sufficient for lighting and typical office equipment; (ii) fluorescent tube replacements; (iii) janitorial and cleaning services five nights per week in accordance with prevailing industry practices, as set forth in Exhibit F - Janitorial Services; and (iv) electric heating and air conditioning, as needed. All such services shall be provided without cost to Tenant except for the cost of electricity consumed in excess of $.11 per rentable square foot per month. Any such excess shall be paid by Tenant as Additional Rent to Landlord within ten
        (10) days after receipt of Landlord's invoices. If Tenant is furnished additional services, or if Tenant's use of the Leased Premises causes additional expense to Landlord, Tenant shall pay any associated additional expense. If Tenant wishes to install electrical equipment such as electrical heating or refrigeration equipment, electronic data processing machines, or equipment using current which exceeds that usually furnished for use in office space, Tenant shall obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld, and shall pay as Additional Rent the additional electricity cost involved. If any required services are suspended or curtailed due to accident, emergency, mechanical breakdown, or any other cause beyond Landlord's reasonable control, Landlord shall restore the services with reasonable dispatch, but Landlord shall not have any responsibility or liability for the curtailment or suspension of services and there shall be no abatement of rent or other effect on Tenant's obligations under this Lease.


Landlord's Initials:_________         Tenant's Initials:_________

        8. Security Deposit. Tenant will deposit with Landlord or Agent, simultaneously with this Lease, the Security Deposit indicated in Section 1, as security for the full performance by Tenant of all of its obligations under this Lease. The Security Deposit shall be held by Landlord or Agent in escrow. Any interest accruing to the Security Deposit shall accrue to Tenant. If Tenant fails to pay any items of rent or other sum when due, or if Landlord elects to perform any obligation of Tenant, or if Tenant otherwise defaults, Landlord shall have the right, at its sole option and without prejudice to any other remedy of Landlord, to apply all or such part of the Security Deposit as may be necessary to either pay such amount due, compensate Landlord for its performance of Tenant's obligation, or reimburse Landlord for any loss, damage, or expense Landlord may have sustained as a result of Tenant's default. If Landlord so applies all or part of the Security Deposit, Tenant shall immediately upon demand restore the Security Deposit to its original amount. The Security Deposit and accrued interest thereon shall be returned to Tenant in accordance with the following schedule: Twenty percent (20%) after twenty-four months, provided that Tenant maintains an uninterrupted record of full and timely Minimum Rent payments and has not been in default under this Lease or delinquent in any payment of Rents, Additional Rents or other sum of money due; an additional twenty percent (20%) after 36 months, provided that Tenant is not then, and has not previously been, delinquent in any payment of Rents Additional Rents or other sum of money due; an additional twenty percent (20%) after 48 months, provided that Tenant is not then, and has not previously been, delinquent in any payment of Rents Additional Rents or other sum of money due; an additional twenty percent (20%) after 60 months, provided that Tenant is not then, and has not previously been, delinquent in any payment of Rents Additional Rents or other sum of money due, and within sixty (60) days after the expiration or termination of the Term, including any extensions and or renewals, and upon the surrender of the Leased Premises in good and clean condition and accordance with the provisions of this Lease, Landlord shall return the balance of the Security Deposit to Tenant or to the then holder of Tenant's interest under this Lease, less an amount, if any, estimated by Landlord as necessary to satisfy any unpaid or unperformed obligations of Tenant. Delivery of such balance shall discharge Landlord and Agent from any liability with respect to the Security Deposit. Landlord or Agent shall further have the right to deliver the Security Deposit to any transferee of Landlord's interest in this Lease, at which time Landlord and Agent shall be discharged from any further liability with respect to the Security Deposit. Landlord or Agent shall further have the right to deliver the Security Deposit to any transferee of Landlord's interest in this Lease, at which time Landlord and Agent shall be discharged from any further liability with respect to the Security Deposit.

As required under Landlord's mortgage documents, Tenant hereby agrees not to look to Landlord's lender, as lender, lender in possession, or successor in title to the property, for accountability, for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said lender as security for the Tenants performance of this Lease.


        9. Trade Fixtures. Tenant shall have the right to install its trade fixtures in the Leased Premises, provided such installation shall not interfere with either the construction or operation of the Building or the completion of any improvements to the Leased Premises which Landlord may have specifically agreed in this Lease to perform, and such installation shall be at the sole risk and expense of Tenant. All trade fixtures installed in the Leased Premises by Tenant shall remain the property of, and shall be removable by, Tenant at the expiration of the Term, provided Tenant is not in default under this Lease, and Tenant shall promptly repair, or reimburse Landlord for the cost of repairing, all damages to the Leased Premises caused by the removal of those fixtures. Tenant agrees that all additions and improvements and attached equipment installed in or on the Premises by Tenant, including but not being limited to, electric wiring, electric fixtures, floor coverings, heating and air-conditioning machinery and equipment, shall immediately become the property of Landlord and shall not be removed by Tenant at the termination of this Lease, unless requested so to do by Landlord, in which event Tenant agrees to do so and to repair promptly any damage caused by such removal. Landlord acknowledges that any generator, telephone equipment, computer equipment, television cameras, and plasma screens that may be installed by Tenant shall be deemed to be trade fixtures.

        10. Control of Common Areas and Facilities by Landlord. The Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify, and enforce reasonable rules and regulations with respect to the Common Areas. Without limiting the foregoing, Landlord shall have the right to construct, maintain, and operate lighting facilities on all Common Areas; to police the same; to change, in Landlord's sole discretion, the area, level, location, quantity, and arrangement, from time to time, of the Common Areas; to


Landlord's Initials:_________         Tenant's Initials:_________
close or discontinue common use of all or any portion of the Common Areas to such extent as may, in the opinion of Landlord or Landlord's counsel, be legally sufficient, necessary, or proper to prevent a dedication or the accrual of any rights to any person or the public; and to do and perform such other acts in and to the Common Areas as Landlord, in its sole discretion, determines to be necessary to improve the convenience and use thereof by tenants or their officers, agents, employees, and customers, or to improve the profitability of the Building. Landlord will operate and maintain the Common Areas in such manner as Landlord, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make rules and regulations pertaining to the proper operation and maintenance of the Common Areas and facilities.

        11. Use of Parking Areas. Landlord grants to Tenant for Tenant's non-exclusive use, a maximum number of parking spaces equivalent to eight (8) spaces per one thousand (1,000) square foot of rentable area. Such spaces will be unreserved and unassigned and open to all Building tenants, employees and visitors. All automobile parking areas, driveways, entrances, and exits in or near the Building, and other facilities furnished by Landlord in or near the Building, shall at all times be subject to Landlord's exclusive control and management, and Landlord shall have the right from time to time to establish, modify, and enforce reasonable rules and regulations with respect to all such facilities and areas. If Tenant or Tenant's employees use such parking areas, driveways, streets, or vacant land in violation of any such rules and regulations, Landlord may order any violating vehicles to be towed from such areas at Tenant's sole cost and expense, plus 10% for Landlord's overhead expenses, which shall be payable to Landlord on demand.

        12. Maintenance by Landlord. Subject to the following section, Landlord shall, within a reasonable time after having received written notice from Tenant of such a need, make such repairs to the Building as may be necessary to keep the Building in good condition and repair. Landlord will not be responsible for any damage resulting from any leak or defect in the roof, sidewalls, gutters, or downspouts unless such damage is due to Landlord's failure to repair such defect within a reasonable time after Landlord has received notice from Tenant of the need to repair such defect. Landlord shall maintain in good condition and repair, and adequately light, the parking areas of the Building. In the event that Landlord does not initiate and then complete any such repairs that have a direct impact on Tenant in a reasonably timely manner, then Tenant shall have the right to effect such repairs and then invoice Landlord for direct costs incurred, provided that the costs are reasonable and appropriate. In such circumstances, Tenant may not offset Rent payments.

        13. Maintenance by Tenant. Tenant shall, at its expense, make such repairs to the Leased Premises as are caused by the negligence or willful act of Tenant or any of its agents, employees, contractors, licensees, or invitees.

        14. Sundry Covenants of Tenant. Tenant shall: (a) comply with all federal, state, and municipal laws, ordinances, and regulations relating to the Leased Premises and its Permitted Use, including, without limitation, all environmental laws, rules and regulations (collectively the "Environmental Laws") and all laws, rules, and regulations in connection with the Americans with Disabilities Act of 1990, as amended (the "ADA"); (b) notify Landlord immediately upon receipt of all notices or other communications by governmental authorities regarding possible or actual noncompliance with laws, ordinances, or regulations; (c) not use or permit to be used any advertising medium or device, such as radio, or public address system, without Landlord's prior written consent; (d) not use or permit to be used the Leased Premises for any illegal or immoral purpose; and (e) keep the Leased Premises free from insects, pests, and vermin of all kinds, and for that purpose Tenant shall use, at Tenant's cost, such pest extermination contractor as Landlord may direct and at such internals as Landlord may require.

        The Leased Premises shall not be used for the treatment, storage, use, or disposal of toxic or hazardous wastes or substances, or any other substance, exposure to which is prohibited, limited, or regulated by a governmental or quasi-governmental authority or which, even if not so regulated, could or does pose a hazard to the health and/or safety of the occupants of the Building or surrounding property. Tenant shall indemnify and hold Landlord harmless from and against any expense or liability (including attorney's fees) arising under the Environmental Laws resulting from Tenant's use of the Leased Premises or any acts and/or omissions of Tenant, its agents, employees, invitees, or independence contractors.

        15. Improvements. (Either (a) or (b) must be checked prior to execution.)


Landlord's Initials:_________         Tenant's Initials:_________

          _______ (a) Tenant is accepting the Leased Premises "as is," except as specified in Exhibit B - "Tenant Improvements," and Tenant shall pay the cost of any improvements or alterations desired by Tenant. Any such improvements or alterations to the Leased Premises shall be performed only after Tenant has obtained the prior written consent of Landlord, which consent may be withheld for any or no reason. Tenant has inspected the Leased Premises and is satisfied with its physical condition.

          ___ X__ (b) Landlord shall provide the build-out of the Leased Premises in accordance with Exhibit B - Tenant Improvements attached hereto. Landlord will invite RGI General Contractors, in addition to those selected by Landlord, to submit bids to Landlord for the build out of the Leased Premises. Landlord will allow Tenant to participate in the general contractor selection process; however, Landlord shall make the final selection of the general contractor based upon reasonable selection criteria, including price, qualifications and the ability to deliver the Leased Premises on time. Any improvements or alterations to the Leased Premises in addition to those specified on Exhibit B - Tenant Improvements shall be performed at Tenant's expense, and only after Tenant has obtained the prior written consent of Landlord, which consent may be withheld for any or no reason. Notwithstanding, Tenant shall have the right to perform cosmetic, non-structural, non-electrical, non-mechanical, non-plumbing improvements in the Leased Premises without Landlord's approval, provided that any single cosmetic improvement does not exceed $1,000 in cost, or require a building permit.

        16. Compliance with Americans with Disabilities Act of 1990. If the ADA requires that action be taken with respect to the Leased Premises (not including the Common Areas), including without limitation removing barriers and altering the Leased Premises in accordance with the ADA Accessibility Guidelines, such action shall be taken by Tenant; provided, however, that if such action was required to be taken during Landlord's build-out (if applicable) of the Leased Premises, Landlord shall take such action. Tenant shall notify Landlord immediately upon receipt of an oral or written complaint or notice by an employee, customer, client, invitee, licensee, or governmental authority regarding the ADA.

        17. Assignment and Subletting. Without Landlord's prior written consent, Tenant shall not (either voluntarily, involuntarily, or by operation of law) assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest under this Lease; nor sublet or grant concessions of or to the Leased Premises, in whole or in part; nor allow any person (other than Tenant, its employees, agents, servants, and invitees) to occupy or use all or part of the Leased Premises. If Landlord consents to any such assignment, sublease, etc., Tenant shall pay an assignment fee of $500.00 to reimburse Landlord for the time, effort, and expense incurred in processing such assignment, sublease, etc. Regardless of any such consent, no assignment or subletting shall release Tenant of its obligations or alter the primary liability of Tenant to pay rent and perform all its other obligations under this Lease. Landlord's consent to one assignment, subletting, occupation, or use by any other person shall not be deemed consent to any subsequent assignment, subletting, occupation, or use by another person. Notwithstanding anything to the contrary set forth in this
Section 17, Tenant shall have the right to sublease or assign this Lease to an affiliated entity in which Tenant has controlling ownership without Landlord's prior consent. Landlord's approval of any subleases or assignments to unrelated entities shall not be unreasonably withheld, conditioned or delayed, provided such sublessee or assignee has equal or better financial strength in comparison to Tenant.

        18. Condemnation. If the whole or any part of the Leased Premises shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction, or remodeling of any part of the Leased Premises, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord (and if more than ten percent (10%) of the rentable area of the Leased Premises is taken, or if access to the Leased Premises or any common restrooms serving the same is materially impaired, Tenant) shall have the option to terminate this Lease upon sixty (60) days' notice, provided such notice is given no later than 180 days after the date of such taking, condemnation, configuration, vacation, deed, or other instrument. Landlord shall be entitled to receive the entire award or payment in connection therewith, and Tenant waives any right it may have to any such award or payment. All rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur. If any part of the Leased Premises shall be taken, and this Lease shall not be so terminated, the rent shall be proportionately abated.


Landlord's Initials:_________         Tenant's Initials:_________

        19. Damage by Fire or Other Casualty. If the Leased Premises is damaged by fire or other casualty during the Term, but are not rendered untenable in whole or in part, Landlord shall promptly at its expense cause such damage to the Leased Premises to be repaired, and rent shall not be abated. If the Leased Premises is damaged by fire or other casualty during the Term and is rendered partially untenable, Landlord shall promptly at its own expense cause the damage to the Leased Premises to be repaired, and rent shall be abated for the period of untenantability in proportion to the portion of the Leased Premises rendered untenable. If the Leased Premises is damaged by fire or other casualty during the Term and is rendered untenable Landlord may, at its sole option, either (i) restore the Leased Premises with reasonable dispatch to substantially the same condition they were in prior to such damage, insofar as the proceeds from Landlord's insurance permit, or (ii) terminate this Lease. If Landlord elects to restore the Leased Premises, but is unable to deliver possession of the restored Leased Premises to Tenant within sixty (60) days of the casualty, Tenant may deliver notice to the Landlord of its intent to void the Lease. Upon receipt of Tenant's notice of intent to terminate, Landlord shall have an additional fifteen (15) days to deliver possession of the Leased Premises, after which period the Lease shall automatically become void. In such an event, cancellation of the Lease by Tenant in this manner shall not be considered an event of default and Tenant will not be liable for any payment of any amounts whatsoever and shall be due an immediate refund of any security deposits paid. If Landlord elects to restore the Leased Premises, Landlord shall have no liability to restore any improvements as may have been made to the Leased Premises,, whether before or after the date of this Lease, nor to restore any of Tenant's fixtures, decorations, equipment, furniture, or inventory. Landlord's sole responsibility, if any, shall be to deliver to Tenant a shell space with roof, floor, exterior walls, windows, and doors. If Landlord elects to terminate this Lease, all rent payable shall be abated as of the date of such damage and Tenant shall remove all of its property from the Leased Premises within thirty (30) days after the notice of termination is given, provided Tenant is not in default at the time.

        20. Insurance.

                (a) Tenant shall, at all times during the Term and at its own cost and expense, carry: (i) comprehensive general liability insurance on the Leased Premises (including Common Areas adjoining the Leased Premises) with limits of not less than $2,000,000 for injury or death to one person, $5,000,000 for injury or death to more than one person, and $500,000 for property damage; (ii) "all-risk" casualty insurance, written at replacement cost value and with replacement cost endorsement, covering all Tenant's personal property in the Leased Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture, and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements installed in the Leased Premises by or on behalf of Tenant; and (iii) if and to the extent required by law, workmen's compensation or similar insurance. The foregoing policies shall be primary policies not contributing with and not in excess of coverage which Landlord may carry.

                (b) Landlord shall maintain, upon such terms as Landlord deems appropriate, direct physical loss or damage insurance on the shell of the Building, Common Areas and existing tenant improvements, and a combined single limit bodily injury and property damage liability insurance policy. If Tenant changes its use of the Leased Premises or introduces any hazardous materials or equipment into the Leased Premises which cause any increase in Landlord's insurance premiums, Tenant shall pay the increase as Additional Rent.

                (c) All such insurance policies shall name Landlord as a named insured and shall be written by companies acceptable to Landlord and in form acceptable to Landlord. Each such policy shall also contain a provision prohibiting cancellation without thirty (30) days' prior written notice to Landlord or its designee. Certificates of such insurance policies shall be delivered to Landlord promptly after the issuance of the respective policies, and annually thereafter. If Tenant fails to provide or maintain any such insurance, Landlord may (but shall not be obligated to) do so and collect the cost thereof as Additional Rent.

        21. Indemnification of Landlord. Except in situations involving Landlord's, its agents' or invitees' gross negligence or their failure to perform their responsibilities under this Lease, Tenant shall indemnify and hold Landlord harmless from liability for damages to person or property (including Tenant's employees, customers, and other invitees) in or upon the Leased Premises, including vestibules, entryways, and walkways adjoining the Leased Premises, and the loading platform area, if any, allocated to the use of Tenant. Tenant shall also indemnify and hold Landlord harmless from such liability for damages in other parts of the Building if caused by Tenant's negligence, affirmative act, or breach of its obligations under this Lease.


Landlord's Initials:_________         Tenant's Initials:_________

All property kept, stored, or maintained in the Premises shall be kept, stored, or maintained at Tenant's sole risk. Tenant waives all claims against and releases Landlord, and Landlord's employees and agents, from liability for damages or injury suffered by Tenant or any person claiming through Tenant as a result of any accident or other occurrence in or upon the Leased Premises or any other part of the Building or Common Areas, unless the damage or injury was caused by Landlord, or by Landlord's agents' or invitees' gross negligence, willful misconduct or failure to perform their responsibilities under this Lease.

        22. Waiver of Subrogation. Tenant waives all claims against Landlord for any damage or loss Tenant may suffer which is covered by an insurance policy carried by Tenant (or which Tenant is required to carry under this Lease); and any insurance policy carried by Tenant covering the Leased Premises, its contents, or any part thereof, shall contain an express waiver of any right of subrogation against Landlord by the issuer of the policy.

        23. DEFAULT

                23.1    "Event of Default" Defined.

Any one or more of the following events shall constitute an "Event of Default":

                (a) The sale of Tenant's interest in the Premises under attachment, execution or similar legal process, or if Tenant is adjudicated as bankrupt or insolvent under any state bankruptcy or insolvency law or an order for relief is entered against Tenant under the Federal Bankruptcy Code and such adjudication or order is not vacated within ten (10) days.

                (b) The commencement of a case under any chapter of the Federal Bankruptcy Code by or against Tenant or any guarantor of Tenant's obligations hereunder, or the filing of a voluntary or involuntary petition proposing the adjudication of Tenant or any such guarantor as bankrupt or insolvent, or the reorganization of Tenant or any such guarantor, or an arrangement by Tenant or any such guarantor with its creditors, unless the petition is filed or case commenced by a party other than Tenant or any such guarantor and is withdrawn or dismissed within thirty (30) days after the date of its filing.

                (c) The admission in writing by Tenant or any such guarantor of its inability to pay its debts when due;

                (d) The appointment of a receiver or trustee for the business or property of Tenant or any such guarantor, unless such appointment shall be vacated within ten (10) days of its entry.

                (e) The making by Tenant or any such guarantor of an assignment for the benefit of its creditors, or if in any other manner Tenant's interest in this Lease shall pass to another by operation of law.

                (f) The failure of Tenant to pay any Minimum Rent, Additional Rent or other sum of money when due.

                (g) Default by Tenant, after receipt of written notice from Landlord, in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within ten (10) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such ten (10) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such ten (10) days period and shall thereafter diligently prosecute the curing of same; provided, however, if Tenant shall default in the performance of any such covenant or agreement of this Lease two (2) or more times in any twelve (12) month period, then notwithstanding that each of such defaults shall have been cured by Tenant, any further similar default shall be deemed an Event of Default without the ability for cure.

                (h) The vacation or abandonment of the Premises by Tenant at any time following delivery of possession of the Premises to Tenant.


Landlord's Initials:_________         Tenant's Initials:_________

                (i) The occurrence of any other event described as constituting an "Event of Default" elsewhere in this Lease.

                23.2    Remedies.

Upon the occurrence of an Event of Default, [except for Items 23.1(a), 23.1(b), 23.1(c), 23.1(d), 23.1(e), and/or 23.1(g)], Landlord, upon 10 days notice to Tenant (except where otherwise expressly provided for below or by applicable law) may do any one or more of the following:

                (a) With or without judicial process, enter the Premises and take possession of any and all goods, inventory, equipment, fixtures and all other personal property (excluding portfolio and individual financial files) of Tenant, which is or may be put into the Premises during the Term, whether exempt or not from sale under execution or attachment (it being agreed that said property shall at all times be bound with a lien in favor of Landlord and shall be chargeable for all Rental and for the fulfillment of the other covenants and agreements herein contained), and Landlord may sell all or any part thereof at public or private sale. Tenant agrees that ten (10) days prior written notice of any public or private sale shall constitute reasonable notice. The proceeds of any such sale shall be applied, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property (including reasonable attorneys' fees); second, toward the payment of any indebtedness, including (without limitation) indebtedness for Rental, which may be or may become due from Tenant to Landlord; and third, to pay Tenant, on demand, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid;

                (b) Perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rental and shall be payable by Tenant to Landlord upon demand. Notwithstanding the provisions of this clause (b) and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in this clause (b) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency;

                (c) Elect to terminate this Lease and the tenancy created hereby by giving ten (10) days prior written notice of such election to Tenant, and reenter the Premises, without the necessity of legal proceedings, and remove Tenant and all other persons and property from the Premises, and may store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; or

                (d) Exercise any other legal or equitable right or remedy which it may have.

Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rental and shall be repaid to Landlord by Tenant upon demand.

                23.3    Damages.

If this Lease is terminated by Landlord pursuant to Section 23.2, Tenant nevertheless shall remain liable for (a) any Rental and damages which may be due or sustained prior to such termination, all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time (all such Rental, damages, costs, fees and expenses being referred to herein as "Termination Damages"), and (b) additional damages (the "Liquidated Damages"), which, at the election of Landlord, shall be either:


Landlord's Initials:_________         Tenant's Initials:_________

                (i) an amount equal to the Rental which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of Rental, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any Additional Rental received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Liquidated Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term would have expired but for such termination, and any suit or action brought to collect any such Liquidated Damages for any month shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month by a similar proceeding; or

                (ii) an amount equal to the present worth (as of the date of such termination) of Rental which, but for termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Premises, as determined by an independent real estate appraiser named by Landlord, in which case such Liquidated Damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Default Rate until paid. For purposes of this clause
                        (ii), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Building.

Termination Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to Section 23.2. Liquidated Damages shall be due and payable at the times set forth herein.

If this Lease is terminated pursuant to Section 23.2, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages.

        24. Waiver by Landlord. Landlord's failure to insist upon strict performance by Tenant of any obligation under this Lease, irrespective of the length of time for which such failure continues, shall not be construed as a waiver or relinquishment of Landlord's right to demand strict compliance in the future. The receipt and acceptance by Landlord or Agent of rent with knowledge of the breach of any obligation hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been agreed upon unless expressed in a writing signed by the parties.

        25. Liens. Tenant shall pay all sums of money due for labor, services, materials, supplies, and equipment furnished at Tenant's request with respect to the Leased Premises or any other part of the Building. If a mechanic's, materialman's, or other lien (or notice of intent to file such a lien) is filed or recorded against the Leased Premises, the Building, or Landlord's interest in either, based upon labor, services, materials, supplies, equipment, or the like ordered, or alleged to have been ordered by Tenant, Tenant shall cause such lien to be discharged of record within ten (10) days after Tenant first has knowledge of such lien. If such lien is not discharged within the ten (10) day period, Landlord may (but shall not be obligated to) cause such discharge by (i) payment to the lienor, (ii) deposit of substitute security with a court having jurisdiction, (iii) bonding, or (iv) such other means chosen by Landlord; and the entire cost of the discharge shall be paid to Landlord by Tenant upon demand. Tenant shall, upon request, furnish Landlord with contractors' affidavits, full and final waivers of right to lien, and receipted bills covering all labor and materials expended and used in or about the Leased Premises by or at the request of Tenant.


Landlord's Initials:_________         Tenant's Initials:_________

        26. Signage. Tenant shall not place or display (or cause to be placed or displayed) on any exterior door, wall, or window of the Leased Premises any sign, advertising matter, or other thing of any kind, and shall not place or display any decoration, lettering, or advertising matter on the glass of any window or door of the Leased Premises, without Landlord's prior written approval, Tenant shall maintain such sign, decoration, lettering, advertising matter, or other thing, as may be approved by Landlord, in good condition and repair at all times. Tenant, at Tenant's expense, shall be permitted to place exterior signage on the Mercury Boulevard monumental sign, subject to code restrictions and design approval. Additionally, Tenant, at Tenant's expense, shall be permitted to place its name on exterior in-ground, multi-tenant identification signs, using consistent lettering, that Landlord may, from time to time, erect outside the Building entrances, as well as such additional interior and exterior signage as may be approved by Landlord. Tenant shall be obligated to use the building standard suite entry signage as defined in Exhibit D.

        27. Exhibits, Addenda, Rules, and Regulations. All Exhibits, Addenda and Rules and Regulations appended to this Lease are hereby incorporated into this Lease, and Tenant shall comply with and observe the same. Tenant's failure to comply with and observe the same shall constitute a breach of this Lease. Landlord reserves the right to amend, supplement, or add to the Rules and Regulations from time to time, provided that Landlord gives Tenant written notice of all such changes and that such changes are applicable to other office tenants, except Verizon, in the Building.

        28. Surrender of Premises. On expiration or sooner termination of the Term, Tenant shall surrender to Landlord the Leased Premises and all Tenant's improvements and alterations, broom clean, in good order, condition, and repair, except for ordinary wear and tear or condemnation or destruction of the Leased Premises, and except for trade fixtures that Tenant has removed. Tenant shall also deliver to Landlord all keys to the Leased Premises and the combination to any safe, remove all its personal property, and make all repairs and reimbursements required pursuant to this Lease; provided, however, Tenant may not remove its personal property from the Leased Premises without Landlord's prior written consent, if Tenant is in breach or default hereunder.

        Landlord may elect to retain or dispose of in any manner any unapproved alterations or Tenant's personal property that Tenant does not remove from the Premises on expiration or termination of the Term. Title to any such unapproved alterations or Tenant's personal property that Landlord elects to retain or dispose of after expiration of the Term shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such unapproved alterations or personal property. Tenant shall be liable to Landlord for Landlord's costs of storing, removing, and disposing of any unapproved alterations or Tenant's personal property which Landlord does not elect to acquire.

        29. Holdover. Tenant shall indemnify and hold Landlord harmless from and against all costs, claims, loss, or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting therefrom may be substantial, could exceed the amount of the Minimum Rent payable under this Lease, and could be impossible to measure accurately. Tenant therefore agrees that if Landlord suffers such damages due to Tenant's failure to deliver possession of the Leased Premises within twenty-four (24) hours after the date of the expiration or termination of the Term, then Tenant shall pay, for each month and for each portion of any month during which Tenant holds over in the Leased Premises after the expiration or termination of the Term, 1.5 times the aggregate of that portion of the Minimum Rent which was payable under this Lease during the last month of the Term; however, Tenant may with the consent of the Landlord, holdover in the Leased Premises for a term not to exceed ninety (90) days at 1.035 times the aggregate of that portion of the Minimum Rent which was payable under this Lease during the last month of the Term. If, at the expiration of the ninety (90) day Landlord agreed holdover period, Tenant has not vacated the Leased Premises and delivered possession to Landlord, or executed a new lease with Landlord, Tenant shall pay 1.5 times the aggregate of that portion of the Minimum Rent which was payable under the Lease during the last month of the Term. Nothing contained in this Lease shall be deemed to permit Tenant to retain possession of the Leased Premises after the expiration of the Term. The provisions of this Section shall survive the expiration or termination of the Term.


Landlord's Initials:_________         Tenant's Initials:_________

        30. Subordination and Attornment. This Lease is and shall be subject and subordinate to any mortgage, deed of trust, underlying leasehold estate, or other arrangement or right to possession that may now or hereafter be placed upon or affect the Leased Premises or the Land of which the Leased Premises is a part, or against any building hereafter placed upon the land of which the Leased Premises is a part, to all advances to be made thereunder, to the interest and principal payable thereon, and to all renewals, replacements, modifications, consolidations, and extensions thereof. Upon Landlord's request Tenant shall execute and deliver such documents, in such terms as Landlord reasonably requests, to evidence the same. Upon request of any such mortgagee, Tenant shall attorn to and acknowledge the foreclosure purchaser or purchasers as Landlord hereunder. The form of the current lender's non-disturbance and attornment agreement is attached as Exhibit E.

        31. Estoppel Certificates. Upon Landlord's request, Tenant shall execute, acknowledge, and deliver to Landlord a written statement, addressed to such person as Landlord may request, (a) certifying that this Lease is in full force and effect and unmodified (or if modified, specifying the modifications), and that Landlord is not in default under this Lease (or if a default is alleged, specifying the default), (b) stating the date to which rent and any other charges have been paid by Tenant and the address to which notices to Tenant should be sent, and (c) certifying or stating such other matters as may be required by Landlord. If Landlord has not received a response within 10 days of any such request, such certificate shall be deemed acceptable to Tenant, whereupon Landlord shall be appointed as Tenant's attorney-in-fact to execute and deliver such certificate.

        32. Future Refinancing. If all or part of the Building can be refinanced or further financed only upon the basis of modifications of this Lease, Tenant shall cooperate with Landlord in making such reasonable Lease modifications as may be required; provided, however, Tenant shall not be required to make any modifications that impair Tenant's use of the Leased Premises or relate to, or increase Tenant's costs, liability, risk, amount of Minimum or Excess Rent, the use of the Leased Premises, the duration of the Term, or the improvements, if any, to be made by Landlord to the Leased Premises.

        33. Right of Entry. Tenant shall allow Landlord or its representatives to enter the Leased Premises at any reasonable hour to inspect the same, to make any repairs or renovations deemed necessary or desirable, or to show the Leased Premises to prospective tenants, purchasers, or lenders.

        34. Force Majeure. Whenever Tenant or Landlord is required by the terms of this Lease or by law to perform any contract, act, work, labor or services, or to discharge any lien against the Leased Premises, or to perform and comply with any laws, rules, orders, ordinances, or regulations, but is unable to perform such act(s), then Tenant or Landlord, as appropriate, shall not be deemed to be in default and the other party shall not enforce or exercise any of its rights under this Lease, if and so long as nonperformance or default is directly caused by strikes, non-availability of materials, war or national defense preemptions, governmental restrictions, acts of God, acts of the other party, or other similar causes beyond the reasonable control of the non-performing party. Tenant and Landlord shall in any event pay any sum of money required to discharge any lien incurred by them if at any time the Leased Premises, or any part thereof, is in danger of being foreclosed, forfeited, or lost by reason of such lien.

        35. Limitation of Landlord's Liability. To the extent covered by Landlord's insurance, Landlord shall be responsible or liable for latent defects, deterioration, or change in the condition of the Building, the Common Areas, or the Leased Premises, and for any damage resulting therefrom, whether to person or property, or for loss to any property of Tenant as a result of theft or misplacement, or for inconvenience, business interruption, or loss of business of Tenant for any reason, provided, however, if Landlord fails to keep in place any insurance required under this Lease, Landlord shall be fully liable for, and shall indemnify Tenant against, all such claims. To the extent covered by Tenant's insurance, Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of Tenant's use or occupancy of, or from any other activity permitted or suffered by Tenant in or about the Leased Premises, the Building, or the Common Areas; provided, however, if Tenant fails to keep in place any insurance required under this Lease, Tenant shall be fully liable for, and shall indemnify Landlord against, all such claims. Regardless of any other provision in this Lease, if Landlord defaults in the performance of any of its obligations, Tenant agrees to look solely to Landlord's insurance and Landlord's interest in the Building or to the undistributed proceeds of any sale of the Building for the satisfaction of any judgment obtained by Tenant as a result of any default, and Tenant shall not otherwise seek any personal money judgment against Landlord or any of its officers, directors,


Landlord's Initials:_________         Tenant's Initials:_________
stockholders, or partners. The foregoing shall not be deemed to limit Tenant's right, if any, to obtain equitable remedies such as injunctive relief or specific performance.

        36. Notices. Any notice, demand, consent, request, or other communication required or permitted under this Lease shall be in writing and shall be given by hand delivery or sent by the United States mail by certified mail, return receipt requested, postage prepaid, and addressed as indicated in
Section 1. Notice shall be deemed given when hand delivered or two days after deposit with the United States Postal Service. The parties may change their respective addresses by written notice to all other parties.

        37. Quiet Enjoyment. Landlord covenants that Tenant, on paying all rents and performing all the obligations set forth in this Lease, shall have and enjoy quiet and peaceable possession of the Leased Premises during the Term.

        38. Entire Agreement. This Lease contains the entire agreement between the parties with respect to the leasing of the Leased Premises and supersedes, merges and replaces all prior written or oral agreements, negotiations, offers, representations, and warranties with respect to the leasing of the Leased Premises. This agreement cannot be altered, waived, or modified in any way, including the provisions of this Section, except in a writing signed by the parties. No course of dealing between the parties, no usage of trade, and no parol or outside evidence of any nature shall be used to modify, interpret, or supplement any provision of this Lease.

        39. Survival. The representations, warranties, and agreements of the parties contained in this Lease and in all other documents delivered in connection with this Lease shall survive the expiration or sooner termination of this Lease.

        40. Severability. If any provision of this Lease is unenforceable, the remainder of this Lease shall continue in effect and be construed as if the unenforceable provision had not been contained in this Lease. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        41. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors, and assigns; provided, however, that this Section shall not be construed to permit the assignment of this Lease except as expressly provided.

        42. Third Party Beneficiaries. The provisions of this Lease are intended to benefit only the parties to this Lease. No person not a party to this Lease shall be deemed a third party beneficiary of this Lease, nor shall any such person be authorized or empowered to enforce the provisions of this Lease, except to the extent such a person becomes a permitted assignee of one of the parties.

        43. Venue. Regardless of what venue would otherwise be permissive or required, the parties stipulate that all actions arising under or affecting this Lease shall be brought in the Circuit or General District Courts of the City of Hampton, Virginia, the parties agreeing that such forum is mutually convenient and bears a reasonable relationship to this Lease.

        44. Consent to Jurisdiction and Service of Process. The parties irrevocably submit to the jurisdiction of the state courts of the Commonwealth of Virginia and to the jurisdiction of the United States District Court for the Eastern District of Virginia, for the purpose of any suit, action, or other proceeding arising under or affecting this Lease.

        45. Counting Days. In computing the number of days for purposes of this Lease, all days shall be counted including weekends and holidays; provided, however, that if the last day for taking any action under this Lease shall fall on a Saturday, Sunday, or banking holiday, the time for taking such action shall be extended to the next regular business day.

        46. Number and Gender. When used in this Lease, the singular includes the plural, the plural includes the singular, and the use of any gender includes any other gender, as circumstances may require. The term "person" includes both natural persons and entities.


Landlord's Initials:_________         Tenant's Initials:_________

        47. Headings. The headings contained in this Lease are for the convenience of the parties only, and are not a part of the substantive agreement of the parties nor shall they affect the meaning or interpretation of any provision of this Lease in any way.

        48. Counterparts. This Lease may be executed in multiple counterparts. When at least one copy of this Lease has been executed by each party to this Lease, this Lease shall be in full force and effect, and all of such counterparts shall be read together as a single agreement.

        49. Recording. Upon request of either Tenant of Landlord, the parties shall execute a short form of this Lease on a written document witnessed and acknowledged in form capable of being recorded in the public records, which short form Lease shall be recorded at the sole cost and expense of the party requesting the same in the Clerk's Office of the Circuit Court of the city wherein the Leased Premises are located.

        50. Reimbursement for Credit Report. Intentionally omitted

        51. Agent's Commission.

                        (a) In consideration of Agent's services in procuring
                this Lease, Landlord shall pay Agent a leasing commission per separate agreement. Landlord and Tenant represent to each other that they have not dealt with any broker in connection with this Lease, other than Agent and CB Richard Ellis, and that no broker or other person is entitled to any commission or fee by reason of the negotiation and execution of this Lease.

                        (b) Upon execution of this Lease by both parties, Lessor
                shall pay to CB Richard Ellis of Virginia, Inc., licensed real estate broker, the sum of four percent (4%) of the aggregate total lease value, one half within thirty (30) days after lease execution and one half within thirty (30) days after occupancy for brokerage services rendered by said broker to Lessor in this transaction.

        52. Agent Disclosure. The parties acknowledge that Divaris Real Estate, Inc. is a licensed real estate brokerage firm and is acting in the capacity as broker for the Building.

        53. Trial by Jury. Landlord and Tenant each waives any right to trial by jury of any issue(s) in a summary proceeding or any other suit, action, proceeding or counterclaim at any time brought or instituted by or against the other with respect to or involving the Leased Premises or any matter arising under or connected with this Lease and the relationship of Landlord and Tenant created by this Lease.

        54. Right of First Refusal. Landlord grants to Tenant the right of first refusal on the contiguous first floor space directly below the proposed Premises, commonly known as Suites 173 - 185, and more specifically delineated in Exhibit BA-1. The right of first refusal will apply to any functional part of this area that Tenant chooses to lease. In the event that Landlord proposes, or in good faith intends to propose to lease, some or the entire first right of refusal space, Landlord shall provide written notice of the significant terms and conditions of such proposal. Tenant shall have the first right to lease the proposed space under the same terms and conditions by providing affirmative written notice to Landlord within ten (10) days of receipt of Landlord's notice. Tenant's affirmative response shall be binding upon Tenant. Failure by Tenant to notify Landlord of its intentions within ten (10) days shall be deemed a waiver of Tenant's right to lease such space.

        IN WITNESS WHEREOF each corporate party hereto has caused this Lease to be executed in its name and behalf by its duly authorized officer or agent; each individual party hereto has hereunto set his hand, and each partnership party hereto has caused this Lease to be executed in its name and behalf by the required number of its Members.



                        LANDLORD:    NetCenter Partners, LLC


Landlord's Initials:_________         Tenant's Initials:_________

                                            By:     /S/ R. Jeffery Arnold
                                                   -----------------------------
                                            Name:  R. Jeffery Arnold

                                            Title: Managing Member

                                            Date:
                                                   -----------------------------


                        TENANT:        Portfolio Recovery Associates, LLC

                                            By:    /S/ Steven D. Fredrickson
                                                   -----------------------------

                                            Name:  Steven D. Fredrickson

                                            Title: President, CEO

                                            Date:  November 14, 2002

COMMONWEALTH OF VIRGINIA
CITY OF ______________________, to-wit:

        The foregoing instrument was acknowledged before me this ____ day of _________, 2002 by ______________________________ of
____________________________.


                                               ---------------------------------
                                                          Notary Public

My Commission expires: _________________________


                                      * * *

COMMONWEALTH OF VIRGINIA
CITY OF ______________________, to-wit:

        The foregoing instrument was acknowledged before me this ____ day of _________, 2002 by ______________________________ of
____________________________.

                                               ---------------------------------
                                                          Notary Public

My Commission expires: _________________________


                                      * * *


Landlord's Initials:_________         Tenant's Initials:_________

                                  OPTION RIDER


Landlord grants to Tenant an option to renew this Lease, upon the following terms and conditions:


Provided Tenant is not in default of any of the terms and conditions of the Lease and Tenant is not, at the time the Option may be renewed and at the time the Option is renewed, delinquent in any payment of Rents, Additional Rents or other sum of money due, Landlord grants to Tenant two (2) consecutive options of five (5) years each to renew Lease. Tenant must give Landlord a minimum of one hundred-eighty (180) days advance written notice of Tenant's exercise of each option prior to the expiration of the current Term or extended Term, as applicable. The Minimum Rent shall be adjusted to the then market rate for equivalent facilities in the Building and for relevant and comparable facilities in the general marketplace.



Landlord's Initials:_________         Tenant's Initials:_________

                                    EXHIBIT A

                                  [FLOOR PLAN]



Landlord's Initials:_________         Tenant's Initials:_________

                                   EXHIBIT A-1

                    [RIGHT OF FIRST REFUSAL SPACE FLOOR PLAN]




Landlord's Initials:_________         Tenant's Initials:_________

                                    EXHIBIT B

                               TENANT IMPROVEMENTS


Tenant accepts the Premises in "as is" condition except for the following:


1. Landlord shall, at its expense, construct the shell improvements above the finished ceiling (and including the finished ceiling) within the Leased Premises in accordance with the attached Landlord Standard Work Letter (Exhibit D), except that HVAC shall be installed at one (1) ton per 350 square feet of usable square feet.

2. Landlord agrees to complete the Tenant's interior build-out, first, to the specifications provided as part of the approved construction drawings and, secondly, to the Landlord's standard building specifications. Landlord will construct Tenant's improvements up to an allowance of $16 per rentable square foot below the finished ceiling. Any costs over the allowance will be the Tenant's sole financial responsibility. Tenant will reimburse Landlord for all costs in excess of $16 per rentable square foot within ten (10) days after receipt of Landlord's invoice and supporting detail.

3. Interior architectural design for the Premises (above and below the ceiling) will be provided by Morrisette Architecture at an allowance by Landlord of $0.60 per square foot for space plans and approved final construction drawings. Payment of the aforementioned $0.60 per usable square foot will be the Landlord's financial responsibility; any additional costs above $0.60 per usable square foot associated with space planning or construction drawings shall be Tenant's financial responsibility.

4. Landlord, at its cost, will provide electronic security card access to the Building at the northeast exterior entrance on the second level. All other Building access doors will be manually locked after normal operating business hours for the Building. In addition, interior card access portals separating the retail area of the Building from the office area of the Building will be installed at Landlord's expense.

5. In the event that Tenant elects to specify non building standard upgraded lighting, Landlord shall install, at Tenant's expense, such Tenant desired ceiling light fixtures and provide a credit of $60 per building light fixture that would have otherwise been installed. If Tenant desires lighting in excess of one (1) fixture per one-hundred (100) rentable square feet, Landlord shall install such additional lighting at Tenant's expense.

6. In the event that Tenant elects to specify non building standard ceiling height (greater or less than ten (10) feet), Tenant shall be responsible for all additional cost implications, including, but not limited to, sprinkler head installation, mechanical equipment, extra sheetrock, etc.

7. Landlord will allow Tenant, at its expense, to construct an exterior generator pad to the rear of the Leased Premises, as shown on Exhibit A, subject to Landlord's approval regarding specific location and design. Tenant may, at its expense, install a generator on the generator pad, provided that said generator is properly ventilated and enclosed. Tenant shall be responsible for maintaining and servicing its generator.

8. Landlord will allow Tenant to create an outside seating area near the proposed exterior generator pad in the location shown on Exhibit A. Landlord, at its expense, will remove the existing exterior brick wall and Tenant will be financially responsible for any and all improvements associated with its outside seating area. The design and layout of Tenant's outside seating area shall be subject to code as well as approval by Landlord. Tenant shall, at its expense, be responsible for policing, cleaning and maintaining the outside seating area upon completion.


Landlord's Initials:_________         Tenant's Initials:_________

                                   EXHIBIT B-1


                      RULES AND PROCEDURES FOR CONTRACTORS

The following rules and procedures have been promulgated by NetCenter Partners, LLC ("Landlord") to ensure that any modifications or improvements within NetCenter (the "Building") and/or to the Building or the Building systems and equipment (and/or to any leased premises within the Building) are completed in compliance with established standards while maintaining a level of safety consistent with industry standards. The review of tenant plans and/or specifications by Landlord and its insurers, consultants or other representatives, does not imply that any plans so reviewed comply with applicable laws, ordinances, codes, standards or regulations. Nor does Landlord's review or approvals imply that any work is to be performed at Landlord's expense.

Landlord reserves the explicit right to eject from the Building any person or contractor who does not comply with these rules after one day's notice.

I. GENERAL

        A. No work will be performed within the Building until the Landlord has received a full set of architectural drawings and specifications and has given written approval.

        B. All modifications performed within the Building must comply with applicable federal, state and local codes and ordinances.

        C. Prior to the commencement of any work, a building permit must be obtained and displayed and a certificate of insurance from the Contractor must be furnished to the Landlord naming the following entities as additional insureds:

                -  NetCenter Partners, LLC
                -  Divaris Property Management Corp.
                -  Concord Partners, LLC
                -  RAIT Partnership, L.P.
                -  Sovereign Bank

        D. The Contractor must notify the Landlord of all work scheduled and provide the Landlord with a list of personnel working in the Building.

        E. The Contractor must furnish the Landlord with a list of all subcontractors to be engaged as well as emergency phone and/or pager numbers prior to commencing the work.

        F. The Contractor must provide an on-site project superintendent while construction work is in process.

        G. All workers must be dressed appropriately when working in the Building. Shirts must be worn at all times. No shorts are permitted.

        H.  All carts must be furnished with pneumatic tires and rubber bumpers.

        I.  Smoking is not allowed in any occupied part of the Building.


Landlord's Initials:_________         Tenant's Initials:_________

        J.  The use of loud music is prohibited.

        K. Any work that requires access to another tenant's space must first be coordinated through the Landlord's representative. Any additional costs of security or building engineering services required due to Contractor's work [or during the performance of the Contractor's work] shall be charged to the Contractor.

        L. Dumping of construction debris into Building drains, mop sinks, trash dumpsters, etc. is strictly prohibited. If this activity does occur, the Contractor shall be charged 200% of Landlord's cost of clearing any drain, sink or dumpster where evidence of this activity is found.

        M. Common building restrooms will be designated for use by the Contractor. The Contractor shall be responsible for any damage to such restrooms and for cleaning and stocking during construction.

        N. The Contractor shall repair all existing common area finishes disturbed by the work or damaged by the Contractor's or subcontractor's personnel.

        O. The work performed by the Contractor or its subcontractors may be performed only during hours and days pre-approved by the Landlord's representative. The Landlord's representative must pre-approve any work that entails excessive noise, vibration or noxious odors.

        P. Prior to core drilling or cutting, all slabs must be x-rayed and Landlord's structural engineer must review x-rays before the Contractor may commence work. If obstructions are detected, the core drill locations or cutting must be moved as necessary.

        Q. Any roof related work must be performed by the base Building roofing contractor in order to ensure that the roof warranties are not jeopardized or voided.

        R. The Contractor shall immediately report all accidents to the Landlord in writing after first notifying Landlord's representative by telephone or in person.

        S. The Contractor shall obtain lien waivers from all subcontractors and suppliers of materials relating to the work performed. In the event that any mechanics liens are filed against the Building, the Contractor shall, within five (5) days, pay off, or escrow sufficient funds against or bond around the filed lien(s).

II. INSURANCE

        A. Prior to the commencement of any construction work in the Building, or in any leased premises, Contractor is required to submit a Certificate of Insurance, in limits acceptable to the Landlord, naming the following entities as additional insureds:

                             NetCenter Partners, LLC
                             1225 19th Street, NW, Suite 850
                             Washington, DC 20036
                                            and
                             Divaris Property Management Corp.
                             One Columbus Center, Suite 700
                             Virginia Beach, VA 23462
                                            and
                             RAIT Partnership, L.P.
                             1818 Market Street, 28th Floor
                             Philadelphia, PA  19103


Landlord's Initials:_________         Tenant's Initials:_________
                                            and
                             Sovereign Bank
                             2000 Market Street, Suite 1420
                             Philadelphia, PA 19103


        The Landlord reserves the right to inspect the Contractor's requirements for Certificates of Insurance for each of the subcontractors.

        B.  Minimum Limits of Insurance

                The Contractor shall maintain limits no less than:

                1. Commercial general liability: $1,000,000 combined single limit per occurrence for death, bodily injury and property damage. Minimum $2,000,000 aggregate. (The general aggregate limit shall apply separately to this project/location or the general aggregate shall be twice the required limit.)

                2. Automobile liability: $1,000,000 per person/$2,000,000 per accident for death, bodily injury and property damage.

                3. Workers compensation and employers liability: Workers compensation limits as required by the labor code of the jurisdiction in which the Building is located and employers liability limits of $1,000,000 per accident.

                4. Umbrella Liability: $5,000,000 per occurrence and $5,000,000 aggregate. (The aggregate limit shall apply separately to this project/location).

        C. Coverages

                1.  General Liability and Automobile Liability Coverage

                    (a) The Landlord, the managing agent of the Building, the
                        holder of any mortgage, and their respective officers and employees are to be covered as additional insureds as respects: liability arising out of activities performed by or on behalf of the Contractor; projects and completed operations of the Contractor; premises owned, leased, or used by the Contractor; or automobiles owned, leased, hired, or borrowed by the Contractor.

                            The coverage shall contain no special limitations on the scope afforded. The Contractor's insurance shall apply separately to each insured against whom claim is made or suit is brought except with respect to the limits of the insurer's liability.

                2.  Workers Compensation and Employers Liability Coverage

The insurer shall agree to waive all rights of subrogation against the Landlord, its officers, officials, and employees for losses arising from work performed by the Contractor for the Landlord.

                3.  All Coverages

Each insurance policy required by this clause shall be endorsed to state that coverage shall not be suspended, voided, canceled by either party, reduced in coverage or in limits except after 30 days prior written notice by certified mail, return receipt requested, has been given to the Landlord.


III. LIFE SAFETY, FIRE AND SPRINKLER SYSTEMS


Landlord's Initials:_________         Tenant's Initials:_________

                A. All work to the Building's sprinklers or life safety systems must be arranged in advance through the Building Manager, who may be reached at (757) 497-2113 or (757) 838-9500.

                B. The Building Manager must be contacted prior to any welding so that the fire alarm systems can be properly monitored or turned off.

                C. Contractor will not disconnect, tamper with, delete, obstruct, relocate, or expand any life safety equipment, except as indicated on drawings approved by the Building Manager.

                D. Any unit or device temporarily incapacitated will be red-tagged "Out of Service" and the Building Manager will be alerted prior to the temporary outage.

                E. All Tenant installed fire alarm initiation and notification devices that connect with the base building fire alarm system shall match the base building system and be approved by the Building Manager.

                F. All sprinkler systems and equipment are to be designed and installed in accordance with the current standards of the National Fire Protection Association.

                G. All corrective work to the fire alarm system due to the Contractor's work shall be charged to the Contractor.


IV. DELIVERIES, LOADING DOCK AND PARKING

                A. Entrance and exit to the Building by workmen or by delivery persons shall be at times and locations pre-determined by the on-site Building Manager.

                B. All employees of Contractor or any subcontractor must notify the on-site Building Manager each day of the commencement of work.

                C. Any large material deliveries, activities affecting other tenants of the Building, staying in the parking lot or access to electrical or telephone closets must be coordinated through the on-site Building Manager at (757) 838-9500.

                D. Parking in the Building parking lot by workmen must be in areas pre-approved by the Building Manager.

                E. Deliveries which entail the rolling of materials across finished floor surfaces require that the flooring be protected by masonite during the delivery.

V. ELEVATOR

                A The passenger elevator(s) and escalator(s) may not be used by workmen or delivery persons for any purpose.

                B. The freight elevators may be used by workmen or delivery persons with prior notice to and approval by the Building Manager.

                C. Any costs to repair damage to the elevators or escalators including dust or dirt in machine rooms or costs for service calls resulting from the Contractor's operations will be charged to the Contractor.



Landlord's Initials:_________         Tenant's Initials:_________

VI. BUILDING OPERATING HOURS

                A. The Building is staffed from 9:00 a.m. to 6:00 p.m., Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays. Any construction work occurring beyond these hours must be approved at least 24 hours in advance with the Building Manager.

                B. No construction activity will be permitted outside of the stated hours without the permission of the Building Manager.


Landlord's Initials:_________         Tenant's Initials:_________

VII. OTHER BUILDING TENANTS, COMMON AREAS AND HOUSEKEEPING

                A. If work is necessary in an occupied or unoccupied adjacent tenant space, the Contractor will be fully responsible to protect existing finishes, furniture, etc.

                B. Any damage done in adjacent spaces or in common areas will be the sole responsibility of the Contractor.

                C. All cleanup and trash removal from the Building are the sole responsibility of the Contractor.


VIII. PERMITS, DRAWINGS AND CODES

                A. Approved Drawings: Contractor will supply the Building Manager with one copy of all approved drawings for review prior to commencement of any alteration (including architectural, structural, mechanical, electrical, plumbing and lighting). Any work to be performed that impacts the sprinkler systems shall require submission of sprinkler drawings showing locations of all existing sprinkler heads as well a proposed location of new heads along with approved hydraulic calculations to be approved by the local Fire Marshall prior to commence of work.

                B. As-Built Drawings: At the completion of the work, the Contractor shall furnish the Landlord with one (1) set of reproducible drawings and two (2) sets of blue-line prints showing the final as-built construction work performed.

                C. Building Permits and Codes: Applicable alterations shall be approved by the appropriate government agencies and permits shall be obtained by the Contractor. A copy of all such permits shall be supplied to the Building Manager.


IX. UTILITIES

                A. Utilities (i.e. electric, gas, water, telephone/cable) must not be cut off or interrupted without 48 hours prior notice and written permission given by the Building Manager and affected tenants.

X. SECURITY

                A. The Contractor will be responsible for controlling any keys or access cards furnished by Landlord and will return them to the Landlord.

                B. The Contractor will be responsible for locking any secure area made available to the Contractor whenever that area is unattended.

                C. The Contractor's on-site personnel may be required to wear acceptable forms of identification badges.

XI. CLEANING

                A. Contractor will remove all trash and debris as often as necessary to maintain cleanliness in the Building. The Building trash compactors or containers are not to be used for construction debris.

                B. Walk-off mats or other protection must be provided at door entrances where work is being performed.


Landlord's Initials:_________         Tenant's Initials:_________

                C. Carpeting must be protected by plastic runners or hardboard as necessary to maintain cleanliness and to protect carpets from damage.

                D. Tile, granite and wood floors shall be protected from damage as necessary.

                E. Contractor will furnish a vacuum(s) with a supply of clean bags and an operator to facilitate ongoing clean-up.

                F. Trash removal will be scheduled by the Contractor and coordinated with the Building Manager.

                G. Contractors must remove all food cartons and related debris from the work area on a daily basis.

                H. Driveway and street cleaning by the Contractor will be required when the Contractor's work has created mud or debris.


XII. MECHANICAL AND ELECTRICAL WORK

                A. Before any new electrical or mechanical equipment is installed in the Building, Contractor must submit a copy of the manufacturer's data sheets along with complete shop drawings and submittals to the Landlord for approval.

                B. Any installation or modification to Building HVAC or electrical system must be first submitted for review by the Landlord. This includes Building systems as well as supplemental units and/or exhaust systems.

                C. The mechanical and electrical plans must be prepared by a licensed engineer and must show size and location of all supply and return grilles. The Landlord's MEP engineer will review all MEP drawings.

                D. Contractors modifying ductwork, air grilles, VAV boxes, etc. must balance the air and water systems as necessary. All air balancing must be done in the presence of the Landlord. Two copies of all balance reports shall be submitted to the Landlord for review and approval.

                E. Exhaust fans must not be installed which discharge into a return ceiling plenum. Such fans will be ducted to the outside via exhaust shafts or other routes as approved by the Landlord.

                F. All telecommunications and electrical systems wiring which are not to be reused including conduit, BX cable, electric, telephone or data wiring, shall be removed from the ceiling back to the originating terminal block or panel.

                G. The installation of Tenant equipment (except emergency lighting per code) on the base building emergency power supply systems is not permitted.

                H. All circuit breaker panels must be clearly and accurately identified with typed labels.

                I. Tenant installed equipment that supplements existing base building equipment such as VAV boxes, fire alarm devices, control work; etc. shall be identical to the existing base building equipment to facilitate warranty and maintenance operations.

                J. All concealed equipment shall be located with necessary accessibility for maintenance and repair.


Landlord's Initials:_________         Tenant's Initials:_________

                                    EXHIBIT C

                              RULES AND REGULATIONS

        1. OBSTRUCTION OF PASSAGEWAYS. The sidewalks, entrances, passages, courts, corridors, and other public parts of the Building shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress.

        2. WINDOWS. Windows in the Premises shall not be covered or obstructed by Tenant. No bottles, parcels, or other articles shall be placed on the window sills, in the halls, or in any other part of the Building. No article shall be thrown out of the doors or windows of the Premises.

        3. PROJECTIONS FROM BUILDING. No awnings, air conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building by Tenant or otherwise affixed by it so as to project from the Building, without the prior written consent of Landlord.

        4. SIGNS. No sign or lettering shall be affixed by Tenant to any part of the outside of the Building, or any part of the inside of the Leased Premises so as to be clearly visible from the outside of the Building, without the prior written consent of Landlord.

        5. FLOOR COVERING. Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt first shall be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

        6. INTERFERENCE WITH OCCUPANTS OF BUILDING. Tenant shall not make, or permit to be made, any unseemly or disturbing noises and shall not interfere with other tenants or those having business with them. Tenant will keep all mechanical apparatus in the Leased Premises free of vibration and noise which may be transmitted beyond the limits of the Leased Premises.

        7. LOCKS, KEYS. No additional locks or bolts of any kind shall be placed on any of the doors or windows by Tenant. Notwithstanding, Tenant shall be permitted to install its own interior security system subject to Landlord's prior approval which shall not be unreasonably withheld. Tenant shall, on the termination of Tenant's tenancy, deliver to Landlord all keys to any space within the Building, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys furnished Tenant shall pay Landlord the cost thereof. Tenant, before closing and leaving the Leased Premises, shall ensure that all its windows are closed and its entrance doors locked.

        8. CONTRACTORS. No contract of any kind with any supplier of non-inventory items, including towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, electrical servicing or cleaning, removal of waste paper or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Leased Premises or the Building, without the prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Leased Premises however occurring, or for any damage done to the effects of Tenant by janitors or any of Tenant's employees, or by any other person or any other cause.

        9. PROHIBITED AND LEASED PREMISES. Tenant shall not, without the prior written approval of Landlord, (i) conduct, or permit any other person to conduct, any auction upon the Leased Premises, (ii) manufacture or store goods, wares or merchandise upon the Leased Premises, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business,
(iii) permit the Leased Premises to be used for gambling or any other illegal activity, (iv) make any unusual noises in the Building, (v) permit to be placed any musical instrument on the Leased Premises, (vi) permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants, or (vii) permit any unusual odors to be produced upon the Leased Premises. Canvassing, soliciting and peddling into the Building


Landlord's Initials:_________         Tenant's Initials:_________
are prohibited, and Tenant shall cooperate to prevent the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Leased Premises or the Building except that vehicles may be parked in the parking spaces provided in the Common Areas and in accordance with such other rules with respect to vehicles and parking as may be established from time to time by Landlord.

        10. PLUMBING, ELECTRIC AND TELEPHONE WORK. Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual usage of electricity or water is prohibited. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except by prior written consent of Landlord, and shall be done by contractors approved by Landlord. The number and locations of telephones, telegraph instruments, electrical appliances, call boxes, etc., shall be subject to Landlord's approval.

        11. MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER. The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Landlord may from time to time reasonably determine and only after at least three (3) days advance notice to the superintendent of the Building. The persons employed by Tenant for such work must be reasonably acceptable to Landlord. Tenant may, subject to such advance notice to the superintendent of the Building and such other reasonable conditions as Landlord may establish from time to time, as well as the other provisions hereof, move freight, furniture, bulky matter, and other material into or out of the Leased Premises provided Tenant pays additional costs, if any, incurred by Landlord for security guards, and for any other expenses occasioned by such activity of Tenant. If Landlord requests that Tenant deposit with Landlord, as security for Tenant's obligation to pay such additional costs, a sum of which Landlord reasonably estimates to be the amount of such additional costs. Tenant shall deposit such sum with Landlord as security for such cost. There shall not be used in the Building or Leased Premises, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the Building without the consent of the superintendent of the Building.

        12. SAFES AND OTHER HEAVY EQUIPMENT. Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

        13. NOTICE OF ACCIDENTS. Tenant shall give Landlord prompt written notice of any accident or damage occurring on or to the Leased Premises or the Common Areas adjacent to the Leased Premises.


Landlord's Initials:_________         Tenant's Initials:_________

                                    EXHIBIT D

                          LANDLORD STANDARD WORK LETTER




PARTITIONS/DOORS/WINDOW SYSTEMS:

>> Slab-to-slab 5/8", 1-hour fire rated sheetrock demising partitions and exterior walls taped and spackled (by Landlord) and ready for paint application (by Tenant). 3 5/8" supporting metal studs, 24" on center. Sound insulation to be provided in demising partitions at Tenant's option and expense.

>> All interior columns covered with 1/2" sheetrock extended 6" above the ceiling, taped and spackled by Landlord and ready for paint application by Tenant.

>> Building standard glass suite entry door and window combination system from exterior of Netcenter (as may be applicable), manufactured by United States Aluminum, 10'-0" x 12'-0", with 3'-0" x 8'-0" entry door, anodized natural aluminum frames, with low-E, double-pane insulated tempered glass.

>> Building standard glass suite entry door and window combination system from interior of Netcenter, manufactured by United States Aluminum, 10'-0" x 12'-0", with 3'-0" x 8'-0" entry door, tempered glass with anodized natural aluminum frames.

>> Building standard window system(s) from interior of Netcenter (where applicable), manufactured by United States Aluminum, 10'-0" x 12'-0", tempered glass with anodized natural aluminum frames.

SPRINKLER:

>> Existing condition base building sprinkler system to remain (meets or exceeds NFPA minimum standard). Existing sprinkler heads turned up in accordance with local codes until tenant improvements are constructed. Landlord will turn existing heads back down.

>> Additional required and/or relocated heads based upon tenant layout to be provided at Tenant's expense. Sprinklers to be installed with recessed heads and in accordance with local codes. All sprinkler heads to be centered on acoustical tiles in drop ceiling.

HVAC:

>> HVAC system(s) provided by Landlord, installed at one ton per 400 RSF; additional HVAC capacity, if needed, provided at Tenant's expense.

>> HVAC package units to be roof deck mounted and self-contained or split systems. Building standard thermostat controls to be provided, one for each package unit, installed in open areas of Tenant's space.

>> Landlord to provide trunk distribution lines (rigid duct) above finished ceiling from each package unit. Tenant to be responsible for installation cost of flexible duct extensions and supply air/return air diffusers, as needed for Tenant space layout.

CEILINGS:

>> Interior grid and drop ceiling provided, 2' x 4' Celetex acoustical ceiling tile, with typical ceiling height of 10'-0" AFF.


Landlord's Initials:_________         Tenant's Initials:_________

TENANT LIGHTING:

>> 6" deep 2'x4' 277v 3-lamp F32/T8 Lithonia fluorescent fixtures with energy-saving electronic ballasts, parabolic 18-cell lay-in light lens, with air supply/return perimeter slots.

>> Tenant lighting will be provided at one (1) light fixture per 100 RSF, additional fixtures to be provided at Tenant's expense.

ELECTRICAL:

>> Landlord to provide building standard electrical service extended from building electrical switch gear room to Tenant space as follows:

    - For each increment of 5,000 RSF of Tenant space, one (1) electrical distribution panel box with 200 AMP service installed within the Tenant space. Distribution of service and wiring within Tenant space to be provided at Tenant's expense.

    - 480/277v, three phase light panel within Tenant space for building standard fluorescent lighting. Two (2) watts per square foot capacity for lighting.

    -   K-13 rated transformer.

    - 120/208, single-phase convenience power panel with up to forty (40) breaker switches. Estimated six (6) watts per square foot capacity available for Tenant's internal use.

    - Emergency and exit lighting as required in all core areas, including common lobbies, toilet rooms, and MEP and equipment rooms. All other fire and life safety lighting within Tenant's space to be provided at Tenant's expense.

    - E-mon D-mon KWH stand alone meter(s) to be installed in the main electrical switchboard room at Tenant's expense. Model number is based upon voltage and phase.

FLOORING:

>>  Exposed concrete floor finish, ready to receive Tenant flooring material.

TENANT SIGNAGE:

>> Building standard Tenant suite identification signage provided by Landlord and paid for by Tenant.

RESTROOMS

>> Landlord, at its cost, provides restrooms in the common areas per code requirements based upon building square footage. If Tenant decides to install restrooms within its demised space, Tenant is responsible for the cost.

ANY CHANGES IN MATERIALS, QUANTITIES, SIZES OR PROVISIONS IN EXCESS OF THOSE SPECIFIED HEREIN THAT TENANT DESIRES TO BE INSTALLED IN OR ABOUT THE LEASED PREMISES SHALL BE AT TENANT'S EXPENSE


Landlord's Initials:_________         Tenant's Initials:_________

                                    EXHIBIT E
                         SUBORDINATION, NON-DISTURBANCE,
                        ATTORNMENT AND ESTOPPEL AGREEMENT


         THIS AGREEMENT made as of the ____ day of __, 200___, among SOVEREIGN BANK, a Pennsylvania Bank with an office for the transaction of business at 2 Aldwyn Center, Villanova, PA 19085 ("Mortgagee"), and RAIT PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103 ("Second Mortgagee"), and NETCENTER PARTNERS, LLC, a Virginia limited liability company, with an office at 1225 19th Street, NW, Suite 850, Washington, DC 20036 ("Landlord"), and ,__ a with an office at ________ ("Tenant").

                               W I T N E S S E T H

         WHEREAS, the Landlord owns title to an improved parcel of land located at 5200 West Mercury Boulevard in Hampton, Virginia upon which a mixed-use office and retail project has been constructed (collectively referred to herein as the "Facility"); and

         WHEREAS, the Landlord, in order to pay for various improvements to the Facility, has arranged a loan with the Mortgagee (the "Loan") and a loan with Second Mortgagee ("Second Loan"); and

         WHEREAS, as security for the Loan, Landlord has entered into or is otherwise obligated on a mortgage or mortgages (collectively, the "Mortgage") which grants to the Mortgagee a mortgage lien on the Facility and has entered into a certain Assignment of Rents and Leases (the "Assignment") which assigns to Mortgagee all of the right, title and interest of Landlord under all present and future leases of any part of the Facility including the Lease (as hereinafter defined); and

         WHEREAS, as security for the Second Loan, Landlord has entered into or is otherwise obligated on a mortgage or mortgages (collectively, the "Second Mortgage") which grants to the Second Mortgagee a mortgage lien on the Facility and has entered into a certain Second Assignment of Rents and Leases (the "Second Assignment") which assigns to Second Mortgagee all of the right, title and interest of Landlord under all present and future leases of any part of the Facility including the Lease (as hereinafter defined); and

         WHEREAS, the Mortgage, the Second Mortgage, the Assignment and the Second Assignment have been or are to be recorded in the Clerk's Office of Hampton, Virginia (the "Public Records"); and

         WHEREAS, Landlord and Tenant have entered into a certain lease agreement dated (the "Lease") for the lease by Tenant of certain premises in the Facility __________________ (the "Leased Premises"); and

         WHEREAS, the terms of the Mortgage and the Second Mortgage require that the Lease be subordinated to the lien, operation and effect of the Mortgage and the Second Mortgage; and

         WHEREAS, Tenant desires a recognition of and consent to the Lease terms by Mortgagee and to be assured of continued occupancy of the Leased Premises under the terms of the Lease in the event that Mortgagee succeeds to the rights of the Landlord under the Lease pursuant to the terms of the Mortgage or the Assignment; and

         WHEREAS, Tenant desires a recognition of and consent to the Lease terms by Second Mortgagee and to be assured of continued occupancy of the Leased Premises under the terms of the Lease in the event that Second Mortgagee succeeds to the rights of the Landlord under the Lease pursuant to the terms of the Second Mortgage or the Second Assignment.

         NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) by each party in hand, paid to the other, the receipt of which is hereby acknowledged, and in connection of the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant and agree as follows:

         1. Incorporation of Recitals. The Recitals portion of this Agreement is hereby incorporated by this reference as fully as though it were here rewritten.

         2. Subordination of Lease. The Lease shall be subject and subordinate to the lien, operation and effect of the Mortgage, the Second Mortgage, the Assignment and the Second Assignment insofar as either of these instruments affects the Facility or other real and personal property owned by the Landlord of which the Leased Premises is a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon, with the same force and effect as if the Mortgage, the Second Mortgage, the Assignment and the Second Assignment had been executed, delivered, and duly recorded in the Public Records, prior to the execution and delivery of the Lease. Mortgagee and Second Mortgagee hereby consent to the terms and provisions of the Lease. Notwithstanding the foregoing, Mortgagee and Second Mortgagee consent to the removal by Tenant of its Personal Property on the Leased Premises in accordance with the terms of the Lease.

         3. Non-Disturbance of Tenant. In the event that Mortgagee and Second Mortgagee, or any purchaser at foreclosure sale or any successor or assign (such purchaser, successor or assign, "Successor") takes possession of the Leased Premises as a mortgagee-in-possession, by foreclosure of the Mortgage or the Second Mortgage, by acquisition of title in lieu of foreclosure, or pursuant to the Assignment or the Second Assignment, Mortgagee and Second Mortgagee (and their Successors) agree not to disturb Tenant's right to possession of the Leased Premises so long as Tenant is not then in default under any of the terms, covenants or conditions of the Lease, beyond any applicable cure period.

         4.       Attornment to Mortgagee and Second Mortgagee.


                  (a) In the event that Mortgagee and Second Mortgagee (or their Successors) succeeds to the interest of Landlord under the Lease, Mortgagee and Second Mortgagee (or their Successors) and Tenant hereby agree to be bound to one another under all of the terms, covenants and conditions of the Lease. Accordingly, from and after such event, Mortgagee and Second Mortgagee (or their Successors) and Tenant shall have the same remedies against one another for the breach of any agreement contained in the Lease as Tenant and Landlord had before Mortgagee and Second Mortgagee (or their Successors) succeeded to the interest of Landlord, provided, however, Mortgagee and Second Mortgagee (or their Successors) shall not be: (i) bound by any rent, additional rent or other sum which Tenant might have paid for more than one (1) month in advance to Landlord of its due date under the Lease; (ii) liable for any act or omission of Landlord unless Tenant shall have given notice (pursuant to Paragraph 6(b) hereof) of such act or omission to the party who was then holder of the Mortgage and the Second Mortgage (whether or not such holder elected to cure or remedy such act or omission); (iii) liable for the return of any security deposits which Tenant may have paid to any prior landlord (including Landlord), unless such deposit is available to the party who was the holder of the Mortgage or the Second Mortgage at the time of a foreclosure; (iv) subject to any offset (except those expressly prohibited under the Lease) or defense or claims in the nature of a counterclaim which Tenant might have against Landlord unless such offset or defense is due to a default by Landlord, and Mortgagee and Second Mortgagee have been given proper notice of such default and failed to cure such default; (v) bound by any amendment or modification of the Lease made without the written consent of the Mortgagee and Second Mortgagee (or their Successors) other than an amendment or modification of the Lease which does not:
(w) increase or decrease the term of the Lease; (x) decreases the rent; (y) materially increase Landlord's or Tenant's rights or obligation thereunder; or
(z) material decrease Tenant's or Landlord's rights or obligations thereunder; and (vi) liable to Tenant for the payment of money to satisfy a judgment in the event of any default or breach with respect to any of the terms, covenants and conditions of the Lease to be observed and/or performed by the Mortgagee and Second Mortgagee if Mortgagee or Second Mortgagee should succeed to the position of the Landlord under the Lease, beyond the estate of the Mortgagee and Second Mortgagee in the Facility and the rents and other income therefrom, it being the intention of this Agreement that no asset of Mortgagee and Second Mortgagee except any interest it may have in the Facility, shall be subject to levy, execution or other procedures for the satisfaction of any money judgment of Tenant.

                  (b) This attornment shall be effective and self-operative without the execution of any further instrument by any of the parties hereto immediately upon the Mortgagee and Second Mortgagee or any purchaser at a foreclosure sale or any successor or assign succeeding to the interest of the Landlord under the Lease, and the respective rights and obligations of Tenant and Mortgagee and Second Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease and any extension or renewal permitted thereby, shall be and are the same as are now set forth therein.

         5. Attornment to New Owner. In the event that any one else acquires title to or the right to possession of the Lease Premises upon the foreclosure of the Mortgage or the Second

Mortgage, or upon the sale of the Facility or any part thereof by Mortgagee and Second Mortgagee (or their Successors) after foreclosure or acquisition of title in lieu thereof or otherwise, Tenant agrees not to seek to terminate the Lease by reason thereof, but shall remain bound unto the new owner, and any liability of Mortgagee and Second Mortgagee to Tenant under the Lease or hereunder accruing after the transfer shall terminate upon transfer of title to the Facility to such new owner.

         6.       Representations and Covenants by Both Landlord and Tenant.

                  (a) Landlord and Tenant represent and warrant to the Mortgagee and Second Mortgagee that the Lease sets forth the all agreements of Landlord and Tenant with respect to the Leased Premises. The Lease has not been modified or amended and is in full force and effect on the date hereof.

                  (b) Landlord and Tenant covenant and agree with the Mortgagee and Second Mortgagee that Landlord and Tenant will send to Mortgagee and Second Mortgagee copies of notices of default required to be given by either of them under the Lease or received by either of them with respect to the Leased Premises, which shall be sent to Mortgagee and Second Mortgagee at the same time as such statement or notice is sent by that party to the other.

         7. Tenant Representations and Covenants. Tenant hereby warrants and represents, covenants and agrees to and with Mortgagee and Second Mortgagee that:

                  (a) Tenant will not seek to terminate the Lease by reason of any default by the Landlord until Tenant shall have given written notice of such default to the Mortgagee and Second Mortgagee (or their Successors), and until in the event of (i) a default which (A) adversely affects in any material respect the interior of the Lease Premises or Tenant's use thereof, or (B) interferes in any material respect with vehicular or pedestrian access to the Leased Premises or the Facility or the parking area serving the Leased Premises, a period of thirty (30) days shall have elapsed; and (ii) any other default by Landlord, a period of forty (40) days shall have elapsed, the Mortgagee and Second Mortgagee (or their Successors) shall have the right, but not the obligation to remedy such default; provided, however, that if the default does not involve the payment of money from Landlord to Tenant and is of such a nature that it could not be reasonably remedied within such 30-day or 40-day period, as the case may be, or the nature of the default or the requirements of local law require the Mortgagee and Second Mortgagee (or their Successors) to appoint a receiver or to foreclose on or commence legal proceedings to recover possession of the Facility in order to effect such remedy and such legal proceedings and consequent remedy cannot reasonably be achieved within the applicable 30-day or 40-day period, then the Mortgagee and Second Mortgagee (or their Successors) shall have such further time as is reasonable under the circumstances to effect such remedy; provided, however, that the Mortgagee (or their Successors) shall notify Tenant within fifteen (15) days after receipt of Tenant's notice of the intention of the Mortgagee and Second Mortgagee (or their Successors) to effect such remedy; and provided, further, that the Mortgagee and Second Mortgagee (or their Successors) promptly institute legal proceedings to appoint a receiver for the Facility to foreclosure on or recover possession of the Facility within the applicable 30-day or 40-day period and thereafter prosecutes said proceedings and remedy with due diligence and continuity to completion.

                  (b) Tenant shall certify in writing to Mortgagee and Second Mortgagee within fifteen (15) days in connection with any proposed assignment of the Mortgage, the Second Mortgage, the Assignment or the Second Assignment, whether or not, to Tenant's knowledge, any default on the part of Landlord then exists under the Lease or whether any event has occurred which, but for the passage of time, the giving of notice or both, would constitute a default under the Lease.

                  (c) Mortgagee and Second Mortgagee (or their Successors) and assigns shall be named as an additional insured, as its interest may appear, in any policies of insurance now or hereafter required under the Lease.

                  (d) Upon receipt by Tenant from Mortgagee and Second Mortgagee of notice of any default under the Mortgage, the Second Mortgage, the Assignment or the Second Assignment, Tenant shall pay all rents and other sums due under the Lease directly to Mortgagee and Second Mortgagee, Landlord agreeing that any such payment to Mortgagee and Second Mortgagee will be an absolute release to Tenant of any obligation to pay the same sum to Landlord.

                  (e) All of Landlord's right, title and interest as lessor under the Lease is being duly assigned to Mortgagee and Second Mortgagee pursuant to the terms of the Assignment, the Second Assignment and pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by Mortgagee and Second Mortgagee.

         8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of all of the parties hereto.

         9. Notices; Captions; and Gender. Any notices required or permitted to be given hereunder shall be in writing and (i) personally delivered, (ii) given by certified mail, postage prepaid, return receipt requested, or (iii) overnight courier, in each instance addressed to the following addresses or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder:

                  Mortgagee:                Sovereign Bank
                                            2 Aldwyn Center
                                            Villanova, PA  19085

                  Second Mortgagee:         RAIT Partnership, L.P.
                                            1845 Walnut Street, 10th Floor
                                            Philadelphia, PA  19103

                  Landlord:                 NetCenter Partners, LLC
                                            1225 19th Street, NW
                                            Suite 850
                                            Washington, DC  20036

                  Tenant:
                                            -----------------------

                                            -----------------------

                                            -----------------------

                                            -----------------------


                  Any notice hereunder shall be deemed given, in the case of personal delivery, upon actual delivery, and in the case of certified mail or overnight courier, when actually received or receipt thereof is refused.

         10. Miscellaneous. The captions used at the beginning of each paragraph of this Agreement are for the convenience of the reader and do not form a part of this Agreement.

                  Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

                  This instrument shall be governed and construed in accordance with the laws of the Commonwealth of Virginia.


                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer or partner as of the day and year first above written.

                 SOVEREIGN BANK



                 By:
                    --------------------------------------------------
                 Name:
                      ------------------------------------------------
                 Title:
                       -----------------------------------------------

                 RAIT PARTNERSHIP, L.P.


                 By:                                         , its
                    -----------------------------------------
                      General Partner
                 Name:
                      ---------------------------------------
                 Title:
                       --------------------------------------

                 NETCENTER PARTNERS, LLC


                 By:
                    -----------------------------------------
                 Name:
                      ---------------------------------------
                 Title:
                       --------------------------------------

                 --------------------------------------------


                 By:
                    --------------------------------------------------
                 Name:
                      ------------------------------------------------
                 Title:
                       -----------------------------------------------

Exhibit F

Janitorial Specifications

Landlord shall ensure that the Leased Premises are cleaned in accordance with a high level of professionalism and cleanliness which shall include, but not be limited to, the following specifications listed below.

A.       Daily

         1. Remove trash from wastebaskets and replace plastic linings. Plastic liners to fit waste receptacles in such a manner as to not overhang the top by more than two (2) inches. Remove all materials from recycling boxes and place in separate recycling bins for storage.

         2.       Dust mop all hardwood floor areas with a treated dust mop.

         3. Sweep, dry mop or vacuum all high- traffic floor areas with hard surface flooring or carpet, remove matter such as gum, staples, paper clips, tar, etc. which has adhered to the floor.

         4. Dust all horizontal surfaces with a treated cloth or dust wand including furniture, files, equipment, blinds, art frames, computer monitors, shelves and louvers. Damp wipe countertops and conference room tables, except glass, which will be cleaned with glass clean.

         5.       Dust all grillwork within reach.

         6. Spot clean doors, frames, walls and switch plates to remove fingerprints, spills and other markings.

         7. Spot clean all interior partitions, walls, glass, windows and glass doors.

         8. Spot clean all metal trim work, removing fingerprints, smudges, water and other marks.

         9.       Push Tenant employees' chairs up into desks.

         10.      Spot clean all carpet stains.

B.       Weekly

         1.       Dust all baseboards.

         2. Damp wipe all telephones, including dials and crevices, using disinfectant and detergent.

         3. Brush all fabric- covered chairs with a lint brush and all smooth or vinyl covered chairs with a damp cloth.

         4. Wet mop and buff all hard surface flooring. Wipe all baseboards and furniture legs clean after mopping.

         5. Dust all chair and table legs and rungs, baseboards, ledges, moldings, windowsills, and other low reach areas.

         6. Vacuum all private offices and conference rooms floor areas with hard surface flooring or carpet.

C.       Monthly

         1. Vacuum and damp wipe all ceiling air supply and exhaust diffusers and grills.

         2.       Wash all vinyl and metal kick plates.

         3.       Using tank vacuum or backpack, vacuum corners and edges.

D.       Quarterly

         1. Scrub, strip and apply non-slip floor finish to all hard surface flooring using an approved, buffable, non-slip type floor finish on an as-needed basis. Wipe all baseboards and furniture legs clean after refinishing floor.

         2. High dust all horizontal and vertical surfaces not reached in the nightly cleaning, such as pipes, light fixtures, door jams and other wall hangings.

         3. Wash all interior glass using window detergent and squeegee. Wipe all metal vertical and horizontal mullions.

         4.       Vacuum and dust all books in place.

         5. Damp wipe diffusers and grills, vents, and other such items, including surrounding walls and ceiling areas that are soiled.

         6.       Dust all venetian blinds.

Landlord's Initials:___________                 Tenant's Initials:____________

Exhibit G

Watch Guard Specifications

A. NetCenter currently employs an outside watch guard firm to provide watch guard services on the following schedule:

         1.       Monday- Friday

                  a.       7 a.m.- 9 a.m.: Two armed officers
                  b.       9 a.m.- 10 p.m.: Three armed officers
                  c.       10 p.m.- 7 a.m.: One armed officer

         2.       Saturday

                  a.       7 a.m.- 9 a.m.: Two armed officers
                  b.       9 a.m.- 6 p.m.: Three armed officers
                  c.       6 p.m.- 10 p.m.: One armed officer
                  d.       10 p.m.- 7 a.m.: One armed officer

         3.       Sunday

                  a.       7 a.m.- 10 a.m.: One armed officers
                  b.       10 a.m.- 7 p.m.: Two armed officers
                  c.       7 p.m.- 7 a.m.: One armed officer

B. The officers are on duty for either eight (8) hour or four (4) hour shifts.

C. The following are the primary functions of the watch guard personnel on a day-to-day basis:

         1. Lock the entire building at night and open the building entrances in the morning.

         2. During the peak hours (9 a.m.- 10 p.m.) one officer is canvassing the parking lots and exterior areas on an irregular schedule while the other patrols the interior space.

         3.       Visual inspections of office space in the facility.

         4.       Monitor all activity in and around the property.

         5.       Provide escorts to and from the property as may be desired.

D. NetCenter reserves the right to change the watch guard services at Owner's discretion to a level equal to or greater than what is currently provided.